Exhibit 4.4

REGISTERED

No.

PHILIP MORRIS INTERNATIONAL INC.

2.875% NOTE DUE 2024	PRINCIPAL AMOUNT
€
CUSIP NO. 718172 AR0
ISIN NO. XS0787527349

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE EUROCLEAR SYSTEM OR BY CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (EACH, A “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO HSBC BANK USA, NATIONAL ASSOCIATION OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED, HAS AN INTEREST HEREIN.

PHILIP MORRIS INTERNATIONAL INC., a Virginia corporation (hereinafter called the “Company”), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to HSBC Issuer Services Common Depositary Nominee (UK) Limited or registered assigns, the principal sum of €         (or such other principal sum as has been most lately endorsed on the Schedule of Exchanges of Interests hereto) on May 30, 2024, and to pay interest thereon from May 30, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on May 30, in each year, commencing May 30, 2013, at the rate of 2.875% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15, (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Note will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Note (or May 30, 2012 if no interest has been paid on this Note), to but excluding the next scheduled Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of London or the Borough of Manhattan, The City of New York, in such coin or currency of the members states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto. All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, PHILIP MORRIS INTERNATIONAL INC. has caused this instrument to be duly executed.

Dated: May 30, 2012

PHILIP MORRIS INTERNATIONAL INC.

By:

Name:	Marco Kuepfer
Title:	Vice President Finance and Treasury

Attest:

By:

Name:	Markus R. Mueller
Title:	Assistant General Counsel and
Assistant Corporate Secretary

Signature page to International Global Note

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

(Reverse of Note)

PHILIP MORRIS INTERNATIONAL INC.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to €600,000,000 (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of April 25, 2008 between the Company and HSBC Bank USA, National Association, as Trustee (herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 2.875% Notes due 2024 (the “Notes”).

Principal and interest payments in respect of the Notes are payable by the Company in euro, but holders of beneficial interests in Global Securities held through the Depository Trust Company (“DTC”), other than Euroclear and Clearstream, will receive payments in Dollars unless they elect to receive payments in euro. If a Holder through DTC has not made such an election, payments to the Holder will be converted to Dollars by the exchange agent, which will be the Currency Determination Agent under the Indenture. All costs of conversion will be borne by the Holder by deduction from the payments. The Dollar amount of any payment in respect of principal or interest received by a Holder not electing payment in euro will be the amount of euro otherwise payable exchanged into Dollars at the euro/Dollar rate of exchange prevailing as at 11:00 a.m. (New York City time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for the conversion (to be shared pro rata among the holders of beneficial interests in the Global Securities accepting Dollar payments in proportion to their respective holdings), all in accordance with the Indenture and the Notes.

The Trustee will obtain a bid quotation from a leading foreign exchange bank in the City of New York, which may be the Trustee or selected by the Trustee for that purpose after consultation with the Company. If no bid quotation from a leading foreign exchange bank is available, payment will be made in euro to the account or accounts specified by DTC to the Trustee unless euro are unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control.

The holder of a beneficial interest in the Global Securities held through a participant of DTC (other than Euroclear or Clearstream) may elect to receive payment or payments under a Global Security in euro by notifying the DTC participant through which its Notes are held on or prior to the applicable Regular Record Date of (1) the Holder’s election to receive all or a portion of the payment in euro and (2) wire transfer instructions to a euro account located outside of the United States. DTC must be notified of an election and wire transfer instructions (1) on or prior to the third New York Business Day after the Regular Record Date for any payment of interest and (2) on or prior to the fifth New York Business Day prior to the date for any payment of principal. DTC will notify the Trustee of an election and wire transfer instructions (1) on or prior to 5:00 p.m. (New York City time) on the fifth New York Business Day after the Regular Record Date for any payment of interest and (2) on or prior to 5:00 p.m. (New York City time) on the third New York Business Day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through DTC participants and forwarded by DTC to the Trustee and received on or prior to such dates, such Holder will receive payment in euro outside DTC: otherwise, only Dollar payments will be made by the Trustee to DTC. All costs of conversion will be borne by holders of beneficial interests in the Global Securities receiving Dollars by deduction from those payments.

So long as the Notes of this series are in the form of Global Securities only, all Notes of this series will collectively be evidenced (a) by one or more Global Securities (the “DTC Global Notes”) and (b) by the Global Security of this series registered in the name of HSBC Issuer Services Common Depositary Nominee (UK) Limited (the “International Global Note”). The DTC Global Notes and the International Global Note will at all times collectively represent the aggregate principal amount of this series outstanding from time to time. If at any time a portion of the International Global Note is exchanged for an interest in one or more DTC Global Notes, the principal amount of one or more DTC Global Notes shall be increased by the amount of such portion, and such DTC Global Notes shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of any DTC Global Note be greater than the equivalent in Dollars of $500,000,000. If at any time a portion of a DTC Global Note is exchanged for an interest in the International Global Note, the principal amount of such DTC Global Note shall be decreased by the amount of such portion, and the DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease. To ascertain the Dollar equivalent of the principal amount endorsed on the Schedule of Exchanges of Interests attached to such DTC Global Note, inquiry shall be made of the Currency Determination Agent, and the Dollar equivalent quoted by the Currency Determination Agent (and the date of such quote) shall be noted on such Schedule of Exchanges of Interests next to the corresponding euro amount.

Section 1010 of the Indenture shall be applicable to the Notes, except that (i) the term “Holder,” when used in Section 1010 of the Indenture, shall mean the beneficial owner of a Note or any person holding on behalf or for the account of the beneficial owner of a Note; (ii) the following language shall replace subsection (k) to Section 1010 of the Indenture “any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code” and (iii) the following language shall be included as subsection (l) to Section 1010 of the Indenture “any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).”

The Company may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such Notes plus any accrued interest and additional amounts to the date fixed for redemption if:

•

as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after May 30, 2012, the Company has or will become obligated to pay additional amounts with respect to the Notes as described in Section 1010 of the Indenture, or

•

on or after May 30, 2012, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that the Company will become obligated to pay additional amounts with respect to the Notes, and the Company in its business judgment determines that such obligations cannot be avoided by the use of reasonable measures available to the Company.

If the Company exercises its option to redeem the Notes, the Company will deliver to the Trustee a certificate signed by an authorized officer stating that it is entitled to redeem the Notes and the written opinion of independent legal counsel if required.

The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all series then Outstanding (or, if such default is not applicable to all series of the Securities, the Holders of at least 25% in principal amount of the then Outstanding Securities of all series to which it is applicable) (in each case voting as a single class) may declare the entire principal amount of the Securities of all series so affected due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then Outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series of Securities affected thereby (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of all series affected thereby at the time Outstanding (voting as a single class) to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences to the affected series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

For purposes of the Notes, the term “Business Day” means any day other than (1) a Saturday or Sunday or a day on which commercial banks in the City of New York or the City of London are authorized or required by law, regulation or executive order to close and (2) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET or TARGET2) system is not open. The term “New York Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or required by law, regulation or executive order to close.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

Attorney to transfer the said Note on the books of Philip Morris International Inc. with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

SCHEDULE OF EXCHANGES OF INTERESTS

The following exchanges of a part of this Note for an interest in another Global Security or for a certificated Note, or exchanges of a part of another Global Security or certificated Note for an interest in this Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease (or increase)	Signature of Authorized Officer of Trustee or Currency Determination Agent

*	This Schedule may be used by the Trustee, Paying Agent, Currency Determination Agent or other agent of the Company in respect of this Note, and, if so used, shall be deemed a part thereof for all purposes.